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                                                                    Exhibit 24.1


                                  FANTASMA, LLC


              POWER OF ATTORNEY TO SIGN ANNUAL REPORT ON FORM 10-K


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Gerald F. Cerce and Duane M. DeSisto, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of the undersigned, individually and in each capacity stated below, a Annual Report on Form 10-K for the year ended January 2, 1999 of Fantasma, LLC (the "Company"), and any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        This Power of Attorney has been signed by the following persons in the capacities and on the date or dates indicated.


       Signature                           Title                       Date
       ---------                           -----                       ----


/s/ Roger D. Dreyer                        President             March 30, 1999
-------------------------------   (Principal Executive Officer)
Roger D. Dreyer


Houdini Capital Ltd.                        Member               March 30, 1999

By: /s/ Roger D. Dreyer
    ---------------------------
    Roger D. Dreyer, President